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                                 EXHIBIT 23






CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Capitol Bancorp Ltd.
Lansing, Michigan



We hereby consent to the incorporation by reference and use of our report dated January 31, 1998, which appears on page 28 of Capitol Bancorp Ltd.'s Annual Report to shareholders for the year ended December 31, 1997, in that corporation's previously filed Form S-3 Registration Statement No. 33-71774 for its Shareholder Investment Program.


BDO SEIDMAN, LLP



s/BDO Seidman, LLP

March 24, 1998
Grand Rapids, Michigan